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                                                                    EXHIBIT 23.2





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in Form 10-K of our report dated March 13, 1997, related to the consolidated statements operations, stockholders' equity and cash flows for the year ended June 30, 1996 and the six months ended December 31, 1996 of View Tech, Inc. and Subsidiary.

CARPENTER KUHEN & SPRAYBERRY



Oxnard, California
March 30, 1999